UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

September 20, 2004

Date of Report

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	94-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On September 20, 2004, Lennar Corporation issued a press release containing information about its results of operations for the three and nine months ended August 31, 2004. A copy of this press release is included as an exhibit to this Report.

Our press release included our earnings before interest and provision for income taxes (“EBIT”) for the three and nine months ended August 31, 2004, as well as a table reconciling the computation of EBIT to our earnings for those periods. EBIT is not a financial measure in accordance with generally accepted accounting principles. Nonetheless, our management uses EBIT because it helps them compare the efficiency and effectiveness of our operations with those of our competitors, by eliminating factors that differ from company to company for reasons that often are not related to the efficiency and effectiveness of the companies’ operations. Our management believes EBIT provides useful information to investors and analysts, because it will help them compare the efficiency and effectiveness of our operations with those of our competitors.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description of Document
99.1	Press release issued by Lennar Corporation on September 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2004

Lennar Corporation (Registrant)

By:	/s/ Bruce E. Gross

Name: Title:	Bruce E. Gross Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Document

99.1	Press release issued by Lennar Corporation on September 20, 2004.